As filed with the Securities and Exchange Commission on May 11, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7011	27-4384691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7930 Jones Branch Drive, Suite 1100

McLean, VA 22102

Telephone: (703) 883-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kristin A. Campbell

Executive Vice President and General Counsel

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, VA 22102

Telephone: (703) 883-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua Ford Bonnie Edgar J. Lewandowski Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Telephone: (212) 455-2000 Facsimile: (212) 455-2502	Michael P. Kaplan John B. Meade Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000 Facsimile: (212) 701-5111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	544,632,363 (1)	$29.01 (2)	$15,799,784,851 (2)	$1,835,935

(1)	This Registration Statement registers 544,632,363 shares of common stock. There is also being registered such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low price of the Registrant’s common stock on May 6, 2015, as reported on the New York Stock Exchange.

544,632,363 Shares

Hilton Worldwide Holdings Inc.

Common Stock

This prospectus relates to the offer and sale from time to time of up to 544,632,363 shares of Hilton Worldwide Holdings Inc. common stock, $0.01 par value per share, by the selling stockholders identified in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our common stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions. The selling stockholders from time to time may offer and sell the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “HLT.” On May 8, 2015, the closing sales price of our common stock as reported on the NYSE was $30.10 per share.

Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission, or SEC. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 11, 2015.

Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. The selling stockholders are not offering to sell shares of our common stock in any jurisdiction where an offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, any amendment or supplement to this prospectus or any sale of shares of our common stock.

This prospectus is part of a shelf registration statement that we have filed with the SEC using a “shelf” registration process. Under the shelf registration process, the selling stockholders may, from time to time, offer and sell the shares of common stock described in this prospectus and in any accompanying prospectus supplement in one or more transactions. This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Each time the selling stockholders sell shares of our common stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together, along with the information incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf.

For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus or any prospectus supplement and does not contain all of the information you should consider before investing in shares of our common stock. You should read this entire prospectus, any prospectus supplement and the documents incorporated herein or therein carefully, including the section entitled “Risk Factors” and the financial statements and the related notes incorporated by reference into this prospectus, before you decide to invest in shares of our common stock.

Except where the context requires otherwise, references in this prospectus to “Hilton,” “Hilton Worldwide,” “the Company,” “we,” “us” and “our” refer to Hilton Worldwide Holdings Inc., together with its consolidated subsidiaries. Except where the context requires otherwise, references to our “properties,” “hotels” and “rooms” refer to the hotels, resorts and timeshare properties managed, franchised, owned or leased by us. Of these hotels, resorts and rooms, a portion are directly owned or leased by us or joint ventures in which we have an interest and the remaining hotels, resorts and rooms are owned by our third-party owners.

Investment funds associated with or designated by The Blackstone Group L.P. and their affiliates, our current majority owners, are referred to herein as “Blackstone” or “our Sponsor.”

Hilton Worldwide

Hilton Worldwide is one of the largest and fastest growing hospitality companies in the world, with 4,362 hotels, resorts and timeshare properties comprising 720,701 rooms in 94 countries and territories as of March 31, 2015. In the nearly 100 years since our founding, we have defined the hospitality industry and established a portfolio of 12 world-class brands. Our flagship full-service Hilton Hotels & Resorts brand is the most recognized hotel brand in the world. Our premier brand portfolio also includes our luxury and lifestyle hotel brands, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts and Canopy by Hilton, our full-service hotel brands, Curio – A Collection by Hilton, DoubleTree by Hilton and Embassy Suites Hotels, our focused-service hotel brands, Hilton Garden Inn, Hampton Hotels, Homewood Suites by Hilton and Home2 Suites by Hilton and our timeshare brand, Hilton Grand Vacations. Nearly 157,000 employees proudly serve in our managed, owned, leased and timeshare properties and corporate offices around the world, and we have approximately 46 million members in our award-winning customer loyalty program, Hilton HHonors.

We operate our business through three segments: (1) management and franchise; (2) ownership; and (3) timeshare. These complementary business segments enable us to capitalize on our strong brands, global market presence and significant operational scale. Through our management and franchise segment, which consisted of 4,170 properties with 653,351 rooms as of March 31, 2015, we manage hotels, resorts and timeshare properties owned by third parties and we license our brands to franchisees. Our ownership segment consisted of 148 hotels with 60,532 rooms as of March 31, 2015 in which we had an ownership interest or leased. Through our timeshare segment, which consisted of 44 properties comprising 6,818 units as of March 31, 2015, we market and sell timeshare intervals, operate timeshare resorts and a timeshare membership club and provide consumer financing.

For a description of our business, financial condition, results of operations and other important information regarding Hilton Worldwide, we refer you to our filings with SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Hilton Worldwide Holdings Inc. was incorporated in Delaware in March 2010. In 1919, our founder Conrad Hilton purchased his first hotel in Cisco, Texas. Through our predecessors, we commenced operations in 1946 when our subsidiary Hilton Hotels Corporation, later renamed Hilton Worldwide, Inc., was incorporated in Delaware. Our principal executive offices are located at 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102 and our telephone number is (703) 883-1000.

The Offering

Common stock offered by us	We are not selling any shares of common stock pursuant to this prospectus.

Common stock offered by the selling stockholders	Up to 544,632,363 shares of common stock.

Common stock outstanding as of April 28, 2015	987,448,909 shares of common stock. Does not reflect an aggregate of 8,079,765 shares of common stock issuable in connection with equity awards outstanding under our 2013 Omnibus Incentive Plan as of April 28, 2015.

Use of proceeds	The selling stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

Dividend policy	We have no current plans to pay dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Listing	Our common stock is listed on the NYSE under the symbol “HLT.”

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any shares of our common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond our control, competition for hotel guests, management and franchise agreements and timeshare sales, risks related to doing business with third-party hotel owners, our significant investments in owned and leased real estate, performance of our information technology systems, growth of reservation channels outside of our system, risks of doing business outside of the United States and our indebtedness. Additional factors that could cause actual outcomes or results to differ materially from those indicated in these statements are described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 18, 2015, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or in any prospectus supplement hereto. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

TRADEMARKS AND SERVICE MARKS

Hilton Hotels & Resorts™, Waldorf Astoria Hotels & Resorts™, Conrad Hotels & Resorts®, Canopy by Hilton™, Curio – A Collection by Hilton™, DoubleTree by Hilton®, Embassy Suites Hotels®, Hilton Garden Inn®, Hampton Inn®, Homewood Suites by Hilton®, Home2 Suites by Hilton®, Hilton Grand Vacations®, Hilton Grand Vacations Club ®, The Hilton Club®, Hilton HHonors®, eforea®, OnQ®, LightStay®, the Hilton Hawaiian Village®, Requests Upon Arrival™ and other trademarks, trade names and service marks of Hilton and our brands appearing in this prospectus are the property of Hilton and our affiliates.

Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. All trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

SELLING STOCKHOLDERS

On December 17, 2013, we completed our initial public offering, or IPO. In connection with our IPO, we entered into a registration rights agreement with affiliates of Blackstone providing them with an unlimited number of “demand” registrations and customary “piggyback” registration rights. This prospectus covers 544,632,363 shares of our common stock that may be offered for resale by affiliates of Blackstone or their transferees. For more information about our relationships with the selling stockholders and their affiliates, see “Transactions With Related Persons” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2015 which is incorporated herein by reference.

The following table sets forth information as of May 11, 2015, with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders that may from time to time be offered or sold pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.

	Shares of Common Stock Beneficially Owned		Shares of Common Stock that May be Offered for Resale	Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
Name	Number of Shares	Percent of Common Stock Outstanding		Number of Shares	Percent of Common Stock Outstanding
Blackstone (1)	544,632,363	55.2%	544,632,363	—	—

(1)	Reflects 383,603,683 shares of common stock directly held by HLT Holdco III LLC, 94,650,659 shares of common stock directly held by HLT Holdco II LLC, 47,611,887 shares of common stock directly held by HLT BREP VI.TE.2 Holdco LLC, 1,674,976 shares of common stock directly held by HLT BREH VI Holdco LLC, 282,279 shares of common stock directly held by HLT BREH Intl II Holdco LLC, 16,472,893 shares of common stock directly held by HLT A23 Holdco LLC, and 98,556 shares of common stock directly held by HLT A23 BREH VI Holdco LLC (together, the “Blackstone Funds”). The sole member of HLT Holdco III LLC is HLT Holdco II LLC. The sole member of HLT Holdco II LLC is HLT Holdco LLC. The sole member of HLT Holdco LLC is BH Hotels Holdco LLC (“BH Hotels”). The managing members of BH Hotels are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The general partner of Blackstone Capital Partners V L.P. is Blackstone Management Associates V L.L.C. The sole member of Blackstone Management Associates V L.L.C is BMA V L.L.C. The general partner of Blackstone Real Estate Partners VI L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The sole member of each of BREA VI L.L.C. and BMA V L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT A23 Holdco LLC is Blackstone A23 Holdings LLC. The managing members of Blackstone A23 Holdings LLC are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The sole member of HLT A23 BREH VI Holdco LLC is Blackstone Real Estate Holdings VI L.P.

The sole member of HLT BREH Intl II Holdco LLC is HLT BREH Intl II Holdings Holdco LLC. The controlling member of HLT BREH Intl II Holdings Holdco LLC is Blackstone Real Estate Holdings

International II-Q L.P. The general partner of Blackstone Real Estate Holdings International II-Q L.P. is Blackstone Real Estate International II-Q GP L.P. The general partner of Blackstone Real Estate International II-Q GP L.P. is Blackstone Real Estate International II-Q GP L.L.C. The sole member of Blackstone Real Estate International II-Q GP L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREP VI.TE.2 Holdco LLC is Blackstone Real Estate Partners VI.TE.2 L.P. The general partner of Blackstone Real Estate Partners VI.TE.2 L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The sole member of BREA VI L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREH VI Holdco LLC is HLT BREH VI Holdings Holdco LLC. The controlling member of HLT BREH VI Holdings Holdco LLC is Blackstone Real Estate Holdings VI L.P. The general partner of Blackstone Real Estate Holdings VI L.P. is BREP VI Side-by-Side GP L.L.C. The sole member of BREP VI Side-by-Side GP L.L.C. is Blackstone Holdings III L.P.

The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Funds to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. Also reflects 237,430 shares of common stock directly owned by Mr. Schwarzman. Such shares are expected to be transferred on Mr. Schwarzman’s behalf to a private foundation or other charitable organization on or after April 3, 2015. The address of each of Mr. Schwarzman and each of the entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

As of May 11, 2015, Blackstone entities have pledged, hypothecated or granted security interests in substantially all of the shares of Hilton common stock held by them pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, each as in effect as of the date of this prospectus, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. Under “Description of Capital Stock,” “we,” “us,” “our” and “our company” refer to Hilton Worldwide Holdings Inc. and not to any of its subsidiaries.

Our purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, or DGCL. Our authorized capital stock consists of 30,000,000,000 shares of common stock, par value $0.01 per share, and 3,000,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of our preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. All shares of our common stock that will be outstanding at the time of the completion of any offering to which this prospectus relates will be fully paid and non-assessable. The common stock will not be subject to further calls or assessment by us. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

As of the date of this prospectus, we had no shares of preferred stock issued or outstanding. Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of our common stock. Our board of directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•	the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our board of directors.

Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. Our amended and restated bylaws provide that special meetings of the stockholders may be called only by or at the direction of the board of directors, the chairman of our board or our chief executive officer or upon the request of holders of not less than a majority of the total voting power of all the then outstanding shares of our capital stock. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super majority voting, special approval, dividend or other rights or preferences that could impede the success of any attempt to acquire us or otherwise effect a change in control of us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

We do not have a stockholder rights plan or any series of preferred stock designated in connection with such a plan, and if our board of directors were ever to adopt a stockholder rights plan in the future without prior stockholder approval, our board of directors would either submit the plan to stockholders for ratification or cause the rights plan to expire within one year.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws provide for certain procedures with respect to the resignation of any director (other than a director nominated or designated pursuant to our stockholders agreement) who does not receive a majority of the votes cast in an uncontested election. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

Our certificate of incorporation provides that the board of directors is expressly authorized to make, alter or repeal our bylaws and that our stockholders may only amend our bylaws with the approval of 80% or more of all of the outstanding shares of our capital stock entitled to vote.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the company’s amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that from and after the date on which the parties to our stockholders agreement cease to beneficially own at least 40% of the total voting power of all the then outstanding shares of our capital stock any action, any action required or permitted to be taken by our stockholders may not be effected by consent in writing by stockholders unless such action is recommended by all directors then in office.

Delaware Anti-Takeover Statute

We have opted out of Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a publicly-held Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder. These provisions generally prohibit or delay the accomplishment of mergers, assets or stock sales or other takeover or change-in-control attempts that are not approved by a company’s board of directors.

However, our amended and restated certificate of incorporation and bylaws provide that in the event the parties to our stockholders agreement cease to beneficially own at least 5% of the then outstanding shares of our common stock, we will automatically become subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our amended and restated certificate of incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf, to the fullest extent permitted by law, of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to our company or our company’s stockholders, (iii) action asserting a claim against our company or any director or officer of our company arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) action asserting a claim against our company or any director or officer of our company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of Blackstone or any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that Blackstone or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Wells Fargo Bank, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “HLT.”

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences to a non-U.S. holder (as defined below) of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset.

A “non-U.S. holder” means a person (other than a partnership) that is not for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to withholding, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable

Internal Revenue Service Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Any gain realized on the disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates applicable to such holder if it were a United States person as defined under the Code. In addition, if a non-U.S. holder described in the first bullet point immediately above is a corporation for U.S. federal income tax purposes, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation,” so long as our common stock continues to be regularly traded on an established securities market, a non-U.S. holder who holds or held directly, indirectly or constructively (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to U.S. federal income tax on the disposition of our common stock in the same manner as gain that is effectively connected with a trade or business of the non-U.S. holder in the United States, except that the branch profits tax generally will not apply.

Federal Estate Tax

Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in other countries under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), regulations and administrative guidance, a 30% United States federal withholding tax may apply to any dividends paid on our common stock, and, for a disposition of our common stock occurring after December 31, 2016, to the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, FATCA. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.

The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on the NYSE (including through at the market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the shares of common stock;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us and/or the selling stockholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.

The selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.

In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker/dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We and the selling stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some of the shares of common stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the shares of common stock will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with The Blackstone Group L.P.

EXPERTS

The consolidated financial statements of Hilton Worldwide Holdings Inc. appearing in Hilton Worldwide Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our common stock, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You may also obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We also make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015;

•	our Definitive Proxy Statement on Schedule 14A, filed on March 25, 2015 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014);

•	our Current Reports on Form 8-K filed on February 11, 2015 (excluding information under Item 7.01 and Item 9.01) and May 8, 2015;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on December 12, 2013, including all amendments and reports filed for the purpose of updating such description; and

•	all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Attn: Investor Relations

Tel.: (703) 883-5476

Email: ir@hilton.com

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at http://www.hiltonworldwide.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

544,632,363 Shares

Hilton Worldwide Holdings Inc.

Common Stock

PROSPECTUS

May 11, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the Registrant expected to be incurred in connection with the issuance and distribution of the shares of common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc.

Filing Fee—Securities and Exchange Commission		$1,835,935
Fee—Financial Industry Regulatory Authority, Inc.		225,000
Fees and Expenses of Counsel		*
Fees and Expenses of Accountants		*
Miscellaneous Expenses		*

Total	$	*

*	To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation will provide for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under our amended and restated bylaws or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (i) to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

We are party to indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

ITEM 16.	EXHIBITS.

See the attached Exhibit Index, which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on the 11th day of May, 2015.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Christopher J. Nassetta
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 11th day of May, 2015.

Signature	Title

/s/ Christopher J. Nassetta Christopher J. Nassetta	President and Chief Executive Officer (principal executive officer)

/s/ Jonathan D. Gray Jonathan D. Gray	Chairman of the Board of Directors

/s/ Michael S. Chae Michael S. Chae	Director

/s/ Tyler S. Henritze Tyler S. Henritze	Director

/s/ Judith A. McHale Judith A. McHale	Director

/s/ John G. Schreiber John G. Schreiber	Director

Signature	Title

/s/ Elizabeth A. Smith Elizabeth A. Smith	Director

/s/ Douglas M. Steenland Douglas M. Steenland	Director

/s/ William J. Stein William J. Stein	Director

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Paula A. Kuykendall Paula A. Kuykendall	Senior Vice President and Chief Accounting Officer (principal accounting officer)

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.

4.1	Certificate of Incorporation of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-36243) filed on December 17, 2013).

4.2	Bylaws of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 1-36243) filed on December 17, 2013).

5.1	Opinion of Simpson Thacher & Bartlett LLP regarding validity of the shares of common stock registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature pages to this Registration Statement).